   As filed with the Securities and Exchange Commission on September 25, 1998
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     Crescent Real Estate Equities Company
              (Exact name of Registrant as specified in charter)

              Texas                                      52-1862813
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)


                          777 Main Street, Suite 2100
                            Fort Worth, Texas 76102
          (Address, including zip code of Principal Executive Offices)

   1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan
                            (Full Title of the Plan)

                               Gerald W. Haddock
                     President and Chief Executive Officer
                     Crescent Real Estate Equities Company
                          777 Main Street, Suite 2100
                            Fort Worth, Texas 76102
           (Name, address, including zip code, of agent for service)

                                 (817) 321-2100
         (Telephone number, including area code, of agent for service)

                                   Copies to:

Ellen A. Fredel, Esq.                  David M. Dean, Esq.
Shaw Pittman Potts & Trowbridge        Crescent Real Estate Equities Company
2300 N Street, N.W.                    777 Main Street, Suite 2100
Washington, D.C.  20037                Fort Worth, Texas   76102


                        Calculation of Registration Fee

-----------------------------------------------------------------------------------------------------------------
                                                    Proposed Maximum      Proposed Maximum
Title of Securities to      Amount of Shares       Aggregate Offering    Aggregate Offering        Amount of
    be Registered           to be Registered        Price per Share            Price           Registration Fee
-----------------------------------------------------------------------------------------------------------------
Common Shares               4,000,000(1)           $17.5625 (2)          $70,250,000 (2)         $20,724
-----------------------------------------------------------------------------------------------------------------


(1) This Registration Statement shall also cover any additional Common Shares which become issuable under the 1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Common Shares.

(2) Estimated solely for the purpose of computing the registration fee. Pursuant to Rule 457(h), the calculation of the registration fee is based on the exercise price of the options granted under the Plan.

================================================================================

                                     PART I



              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.         PLAN INFORMATION*

ITEM 2.         REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

----------------------

* Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                    PART II
               Information Required in the Registration Statement

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed below have been filed under the Exchange Act by the Company (Exchange Act file number 1-13038) with the Commission and are incorporated herein by reference:

        (1) The Registration Statement on Form 8-B filed on March 24, 1997 registering the Common Shares of the Company under Section 12(b) of the Exchange Act.

        (2) The Proxy Statement in connection with the Company's 1998 Annual Meeting of Stockholders.

        (3) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended on May 15, 1998.

        (4) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.

        (5) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

        (6) The Company's Current Report on Form 8-K dated January 29, 1997 and filed March 24, 1997, as amended on April 9, 1997, April 24, 1997, May 23, 1997 and July 2, 1997.

        (7) The Company's Current Report on Form 8-K dated October 15, 1997 and filed June 24, 1998.

        (8) The Company's Current Report on Form 8-K dated December 22, 1997 and filed March 4, 1998.

        (9) The Company's Current Report on Form 8-K dated January 6, 1998 and filed June 19, 1998.

       (10) The Company's Current Report on Form 8-K dated January 16, 1998 and filed January 27, 1998, as amended on February 13, 1998, April 27, 1998, June 10, 1998 and September 16, 1998.

       (11) The Company's Current Report on Form 8-K dated February 12, 1998 and filed February 23, 1998.

       (12) The Company's Current Report on Form 8-K dated February 13, 1998 and filed February 18, 1998.

       (13) The Company's Current Report on Form 8-K dated February 13, 1998 and filed February 18, 1998.

        (14) The Company's Current Report on Form 8-K dated April 17, 1998 and filed April 28, 1998, as amended on June 22, 1998 and August 13, 1998.

        (15) The Company's Current Report on Form 8-K dated April 23, 1998 and filed April 27, 1998.

        (16) The Company's Current Report on Form 8-K dated June 15, 1998 and filed June 16, 1998.

        (17) The Company's Current Report on Form 8-K dated June 25, 1998 and filed June 25, 1998.

        (18) The Company's Current Report on Form 8-K dated June 29, 1998 and filed June 30, 1998.

        (19) The Company's Current Report on Form 8-K dated June 30, 1998 and filed July 9, 1998, as amended on September 16, 1998.

        (20) The Company's Current Report on Form 8-K dated August 7, 1998 and filed August 7, 1998.

        All documents filed subsequent to the date of this Registration Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to filing of a post-effective amendment which indicates all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Company's Restated Declaration of Trust (the "Declaration of Trust") provides that no trust manager shall be liable to the Company for any act, omission, loss, damage, or expense arising from the performance of his duties to the Company save only for his own willful misfeasance or willful malfeasance or gross negligence. In addition to, but in no respect whatsoever in limitation of the foregoing, the liability of each trust manager for monetary damages shall be eliminated to the fullest extent permitted by applicable law. The Declaration of Trust also provides that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

        The Declaration of Trust provides that the trust managers and officers shall be indemnified to the maximum extent permitted by Texas law. Under current Texas law, the trust will indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a trust manager or officer if it is determined that the person (i) conducted himself in good faith; (ii) reasonably believed: (a) in the case of conduct in his official capacity as a trust manager or officer of the real estate investment trust, that his conduct was in the real estate investment trust's best interests; and (b) in all other cases, that his conduct was at least not opposed to the real estate investment trust's best interests; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Except to the extent provided in the following sentence, a trust manager or officer may not be indemnified (i) in respect of a proceeding in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or (ii) in which the person is found liable to the real estate investment trust. Notwithstanding the foregoing, a person may be indemnified against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; provided that if the person is found liable to the real estate investment trust or is found liable on the basis that personal benefit was improperly received by the person, the indemnification
(i) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (ii) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the real estate investment trust. In addition, the Declaration of Trust and Amended and Restated Bylaws, as amended, of the Company (the "Bylaws") require it to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former trust manager or officer made a party to a proceeding by reason of his status as a trust manager or officer, provided that the Company shall have received (i) a written affirmation by the trust manager or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Declaration of Trust and Bylaws also permit the Company to provide indemnification, payment or reimbursement of expenses to any employee or agent of the Company in such capacity. The Declaration of Trust and Bylaws also permit the Company to indemnify a person who was or who agreed to appear as a witness or other participant in a proceeding at a time when he is not named a defendant or respondent in the proceeding. Any indemnification, payment or reimbursement of the expenses permitted by the Declaration of Trust and Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses for trust managers under the Texas Real Estate Investment Trust Act.

        The limited partnership agreement of Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") contains indemnification provisions comparable to those contained in the Declaration of Trust.

        The Company carries insurance that purports to insure officers and trust managers of the Company against certain liabilities incurred by them in the discharge of their official functions.

        The Company and the Operating Partnership have entered into indemnification agreements with each of the Company's executive officers and trust managers. The indemnification agreements require, among other things, that the Company and the Operating Partnership indemnify such officers and trust managers to the fullest extent permitted by law, and advance to the officers and trust managers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company and the Operating Partnership also must indemnify and advance expenses incurred by officers and trust managers seeking to enforce their rights under the indemnification agreements and cover officers and trust managers under the Company's and Operating Partnership's directors' and officers' liability insurance, if any. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Declaration of Trust, the Bylaws and the Operating Partnership's limited partnership agreement, they provide greater assurance to trust managers and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Trust Managers of the Company or by the stockholders to alter, limit or eliminate the rights they provide.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following exhibits are filed as part of this Registration Statement.

        4.01 Restated Declaration of Trust of the Registrant (filed as Exhibit No. 4.01 to the Registrant's Registration Statement on Form S-3 (File No. 333-21905) (the "1997 Form S-3") and incorporated herein by reference)

        4.02   Amended and Restated Bylaws of the Registrant (filed as Exhibit
               4.02 to the Registrant's Registration Statement on Form S-3 (File No. 333-56809) and incorporated herein by reference)

        4.03 Form of Common Share Certificate (filed as Exhibit No. 4.03 to the 1997 Form S-3 and incorporated herein by reference)

        4.04 Second Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership dated as of November 1, 1997, as amended through June 30, 1998 (filed as
               Exhibit 10.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference)

        5.01 Opinion of Shaw, Pittman, Potts & Trowbridge, Counsel for the Registrant, with respect to the legality of the Common Shares of the Registrant registered hereunder (filed herewith)

        23.01 Consent of Arthur Andersen LLP (Dallas), Certified Public Accountants, dated September 25, 1998 (filed herewith)

        23.02 Consent of Arthur Andersen LLP (Atlanta), Certified Public Accountants, dated September 24, 1998 (filed herewith)

        23.03 Consent of Shaw Pittman Potts & Trowbridge (included in its opinion filed as Exhibit 5.01 to this Registration Statement)

        24.01  Powers of Attorney (included on the signature page)

ITEM 9. UNDERTAKINGS.

        The Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on September 25, 1998.

                                        CRESCENT REAL ESTATE EQUITIES COMPANY

                                        /s/ GERALD W. HADDOCK
                                        ----------------------------------------
                                        Gerald W. Haddock
                                        President and Chief Executive Officer

                               POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gerald W. Haddock and David M. Dean, and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full and several power of substitution for him and in his name, place, and stead, in any and all capacities, to sign any and all registration statements relating to Common Shares (the "Securities") of Crescent Real Estate Equities Company (the "Registrant") to be issued under the 1996 Crescent Real Estate Equities Limited Partnership Unit Incentive Plan, and any amendments, including both pre-effective and post-effective amendments and supplements to such registration statements, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each said attorney-in-fact and agent might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any of them, or any substitute or substitutes for any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                    Title                                   Date
----                                    -----                                   ----
/s/ RICHARD E. RAINWATER                Trust Manager and Chair-                September 25, 1998
------------------------------          man of the Board
Richard E. Rainwater

/s/ JOHN C. GOFF                        Trust Manager and Vice                  September 25, 1998
------------------------------          Chairman of the Board
John C. Goff

/s/ GERALD W. HADDOCK                   Trust Manager, President                September 25, 1998
------------------------------          and Chief Executive Officer
Gerald W. Haddock                       (Principal Executive
                                        Officer)

/s/ BRUCE A PICKER                      Vice President, Treasurer               September 25, 1998
------------------------------          and Co-Chief Financial
Bruce A. Picker                         Officer (Principal Financial
                                        Officer)


/s/ JERRY R. CRENSHAW, JR.              Vice President, Controller              September 25, 1998
------------------------------          and Co-Chief Financial
Jerry R. Crenshaw, Jr.                  Officer (Principal Account-
                                        ing Officer)

/s/ ANTHONY M. FRANK                    Trust Manager                           September 25, 1998
------------------------------
Anthony M. Frank

/s/ MORTON H. MEYERSON                  Trust Manager                           September 25, 1998
------------------------------
Morton H. Meyerson

/s/ WILLIAM F. QUINN                    Trust Manager                           September 25, 1998
------------------------------
William F. Quinn

/s/ PAUL E. ROWSEY, III                 Trust Manager                           September 25, 1998
------------------------------
Paul E. Rowsey, III


/s/ MELVIN ZUCKERMAN                    Trust Manager                           September 25, 1998
------------------------------
Melvin Zuckerman

                               INDEX TO EXHIBITS

Exhibit
Number                        Description of Exhibit
-------                       ----------------------
4.01   Restated Declaration of Trust of the Registrant (filed as Exhibit No.
       4.01 to the Registrant's Registration Statement on Form S-3 (File No.
       333-21905) (the "1997 Form S-3") and incorporated herein by reference)

4.02 Amended and Restated Bylaws of the Registrant (filed as Exhibit 4.02 to the Registrant's Registration Statement on Form S-3 (File No. 333-56809) and incorporated herein by reference)

4.03   Form of Common Share Certificate (filed as Exhibit No. 4.03 to the 1997
       Form S-3 and incorporated herein by reference)

4.04   Second Amended and Restated Agreement of Limited Partnership of Crescent
       Real Estate Equities Limited Partnership dated as of November 1, 1997, as amended through June 30, 1998 (filed as Exhibit 10.01 to the Registrant's
       Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference)

5.01 Opinion of Shaw, Pittman, Potts & Trowbridge, Counsel for the Registrant, with respect to the legality of the Common Shares of the Registrant registered hereunder (filed herewith)

23.01 Consent of Arthur Andersen LLP (Dallas), Certified Public Accountants, dated September 25, 1998 (filed herewith)

23.02 Consent of Arthur Andersen LLP (Atlanta), Certified Public Accountants, dated September 24, 1998 (filed herewith)

23.03 Consent of Shaw Pittman Potts & Trowbridge (included in its opinion filed as Exhibit 5.01 to this Registration Statement)

24.01  Powers of Attorney (included on the signature page)